EXHIBIT 1.1

ANWORTH MORTGAGE ASSET CORPORATION

1,000,000 Shares of 6.25% Series B Cumulative Convertible Preferred Stock

UNDERWRITING AGREEMENT

January 25, 2007

Friedman, Billings, Ramsey & Co., Inc.

1001 19th Street North

Arlington, Virginia 22209

Dear Sirs:

Anworth Mortgage Asset Corporation, a Maryland corporation (the “Company”), confirms its agreement with each of the Underwriters listed on Schedule I hereto (collectively, the “Underwriters”), for whom you are acting as a representative (in such capacity, the “Representative”), with respect to (i) the sale by the Company of 1,000,000 shares (the “Initial Shares”) of 6.25% Series B Cumulative Convertible Preferred Stock, par value $.01 per share, of the Company (the “Preferred Stock”) and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Preferred Stock set forth opposite the names of the Underwriters in Schedule I hereto, and (ii) the grant of the option to the Underwriters described in Section 1(b) hereof to purchase all or any part of 150,000 additional shares of Preferred Stock to cover over-allotments (the “Option Shares”), if any, as set forth in Schedule I hereto. The Initial Shares to be purchased by the Underwriters and all or any part of the Option Shares subject to the option described in Section l(b) hereof are hereinafter called, collectively, the “Shares.”

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Underwriting Agreement (this “Agreement”) has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (No. 333-115392), including a related prospectus covering the registration of the Shares, under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”). Such registration statement was first declared effective on May 25, 2004. The Company has prepared and filed such amendments to such registration statement and such preliminary and final prospectuses and prospectus supplements as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. The registration statement, as amended at the time it was declared effective by the Commission (and, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), such registration statement as so amended), the documents incorporated by reference thereto pursuant to Item 12 of Form S-3 under the Securities Act at such time and the information deemed to be a part of the registration statement pursuant to Rule 430B of the Securities Act Regulations (“Rule 430B Information”), is hereinafter called the

“Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the 462(b) Registration Statement. The term “Base Prospectus” means the prospectus dated May 25, 2004 included in the Registration Statement, including all information incorporated by reference therein. The term “Prospectus Supplement” means the prospectus supplement specifically relating to the Shares in the form first filed with the Commission pursuant to Rule 424(b) under the Securities Act, including all information incorporated by reference therein. The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement. The term “Preliminary Prospectus” means each prospectus used in connection with the offering of the Shares that omitted Rule 430B Information.

The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or Prospectus.

The term “Disclosure Package” means (i) the Base Prospectus and the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time (as defined below)), (ii) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Schedule II hereto and (iii) any other Free Writing Prospectus (as defined below) that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package.

The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433 of the Securities Act Regulations. The term “Free Writing Prospectus” means any “free writing prospectus”, as defined in Rule 405 of the Securities Act Regulations.

The Company and the Underwriters agree as follows:

1. Sale and Purchase.

(a) Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of $23.75 for the Preferred Stock, the Company agrees to sell to each Underwriter the number of Initial Shares set forth in Schedule I opposite its name, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Initial Shares set forth in Schedule I opposite such Underwriter’s name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share set forth in paragraph (a), the Company hereby grants an option to purchase 150,000 shares of Preferred Stock to the Underwriters, acting severally and not jointly, in the respective numbers of shares of Preferred Stock set forth opposite the names of the Underwriters in Schedule I hereto, plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (an “Option Closing Time”) shall be determined by the Representative, but shall not be later than three full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, the Company will sell that number of Option Shares then being purchased and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

2. Payment and Delivery.

(a) Initial Shares. The Initial Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, including, at the option of the Representative, through the facilities of The Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company upon at least forty-eight hours’ prior notice. The Company will cause the certificates representing the Initial Shares to be made available for checking and packaging not later than 1:00 p.m. New York City time on the business day prior to the Closing Time (as defined below) with respect thereto at the office of the Representative, 1001 19th Street North, Arlington, Virginia 22209, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the third (fourth, if the determination of the purchase price of the Initial Shares occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representative and the Company). The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Time.”

(b) Option Shares. Any Option Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, including, at the option of the Representative, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company upon at least forty-eight hours’ prior notice. The Company will cause the certificates representing the Option Shares to be made available for checking and packaging at least twenty-four hours prior to the Option Closing Time with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representative in the notice given by the Representative to the Company of the Underwriters’ election to purchase such Option Shares or on such other time and date as the Company and the Representative may agree upon in writing.

3. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters that:

(a) The Company has an authorized and outstanding capitalization as set forth under the heading “Actual” in the section of both the Prospectus and the Disclosure Package entitled “Capitalization” and, as of the Closing Time, the Company shall have an authorized and outstanding capitalization as set forth under the heading “As Adjusted” in both the Prospectus and the Disclosure Package entitled “Capitalization”. The Company has no subsidiaries, other than Belvedere Trust Mortgage Corporation, Belvedere Trust Secured Assets Corporation, Belvedere Trust Finance Corporation, BT Residential Funding Corporation, BT Management Holding Corporation, BellaVista Funding Corporation, BellaVista Finance Corporation and BT Management Company, LLC (each a “Subsidiary” and, collectively, the “Subsidiaries”).

(b) All of the outstanding shares of capital stock of the Company and all of the outstanding shares of capital stock or membership units of each of the Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as disclosed in both the Prospectus and the Disclosure Package, all of the outstanding shares of capital stock or membership units of each of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company. Except as disclosed in both the Prospectus and the Disclosure Package, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary, any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

(c) Each of the Company and the Subsidiaries has been duly organized and is validly existing as a corporation or limited liability company in good standing under the laws of its respective jurisdiction of incorporation or formation, as applicable, with power and authority to own its respective properties, to conduct its respective business as described in each of the Registration Statement, the Prospectus and the Disclosure Package and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(d) Each of the Company and the Subsidiaries are duly qualified or licensed by each jurisdiction in which they conduct their respective businesses and in which the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries, and the Company and the Subsidiaries are duly qualified, and in good standing, in each jurisdiction in which they own or lease real property or maintain an office and in which such qualification is necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole. Other than the Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association.

(e) Each of the Company and the Subsidiaries are in material compliance with all governmental rules and regulations necessary to conduct their respective businesses now operated and have not received or any notice of changes in existing governmental rules or regulations that, if modified adversely to the Company and the Subsidiaries, would have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

(f) Neither the Company nor any of the Subsidiaries is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) its respective articles or certificate of incorporation or by-laws or operating agreement, as the case may be, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties is bound, except for such breaches or defaults which would not have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole; the execution, delivery and performance of this Agreement, and consummation of the transactions contemplated hereby will not: (i) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the articles of incorporation or bylaws or operating agreement, as the case may be, of the Company or any of the Subsidiaries, or (B) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or its properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company or any of the Subsidiaries, except in the case of clause (i)(B) and this clause (ii) for such breaches, defaults, liens, charges, claims or encumbrances which would not have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

(g) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles equity, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(h) No approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Company’s consummation of the transactions contemplated by this Agreement, and its sale and delivery of the Shares, other than (i) such as have been obtained, or will have been obtained at the Closing Time or the relevant Option Closing Time, as the case may be, under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) such approvals as have been obtained, or will have been obtained at the Closing Time or the relevant Option Closing Time, as the case may be, in connection with the approval of the quotation of the Shares on the New York Stock Exchange, (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters and (iv) such approvals as may be required by the rules of the National Association of Securities Dealers, Inc. (“NASD”).

(i) Each of the Company and the Subsidiaries possesses all certificates, authorizations or permits required to be issued by appropriate governmental agencies or bodies and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, if determined or modified adversely to the Company, would, individually or in the aggregate, have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

(j) The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement is effective (and any Rule 462(b) Registration Statement will become effective) under the Securities Act and no stop order suspending the effectiveness of the Registration Statement (or any Rule 462(b) Registration Statement) has been issued under the Securities Act and, to the Company’s knowledge, no proceedings for that purpose have been instituted or are pending or are threatened by the Commission and any request on the part of the Commission for additional information has been complied with. The Company has not distributed and will not distribute, prior to the later of the last Option Closing Time or the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any other materials, if any, permitted by the Securities Act.

(k) The Preliminary Prospectus when filed and the Registration Statement as of its effective date and as of the date hereof complied, and the Prospectus and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations. The Registration Statement, as of its effective date and as of the date hereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use in the Registration Statement (that information being limited to that described in the last sentence of the first paragraph of Section 9(c) hereof). The Preliminary Prospectus did not and does not, as of its filing date and the date hereof, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date, the date hereof and at the Closing Time and on each Option Closing Time (if any), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use in the Preliminary Prospectus or the Prospectus (that information being limited to that described in the last sentence of the first paragraph of Section 9(c) hereof).

(l) Each document incorporated by reference in the Prospectus and the Disclosure Package, when it became effective or was filed with the Commission, as applicable, conformed in all material respects to the requirements of the Exchange Act and the Exchange Act Regulations and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus and the Disclosure Package or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as applicable, will conform in all material respects to the requirements of the Exchange Act and the Exchange Act Regulations, as applicable, and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(m) As of 4:30 pm (Eastern time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of its issue date or date of first use and at all subsequent times through the Initial Sale Time, any Issuer Free Writing Prospectus (when considered together with the Disclosure Package) did not, and at the time of each sale of Shares and at the Closing Time and each Option Closing Time, any such Issuer Free Writing Prospectus (when considered together with the Disclosure Package) will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Disclosure Package in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 9(c) hereof);

(n) Any Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superceded or modified; provided, however, that the Company makes no warranty or representation with respect to any statement contained in any

Issuer Free Writing Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 9(c) hereof);

(o) The Company is eligible to use Free Writing Prospectuses in connection with this offering pursuant to Rules 164 and 433 under the Securities Act Regulations; any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act Regulations; and each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act Regulations or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

(p) Except for any Issuer Free Writing Prospectuses identified in Schedule II hereto, and each “road show” (as defined in Rule 433 under the Securities Act Regulations) relating to the public offering of shares contemplated herein that is a “written communication” (as defined in Rule 405 under the Securities Act Regulations), the Company has not prepared, used or referred to, and will not, without the prior consent of the Representative, prepare, use or refer to, any Free Writing Prospectus;

(q) The Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Underwriters for use in connection with this offering have been and will be identical to the versions of such documents transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T.

(r) All legal or governmental proceedings, contracts or documents of a character required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus have been so filed, summarized or described as required, and such descriptions present fairly in all material respects the information required to be shown.

(s) There are no actions, suits, proceedings, or, to the knowledge of the Company, inquiries or investigations, pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which would be reasonably likely to result in a judgment, decree, award or order having a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

(t) The consolidated financial statements, including the notes thereto, included in (or incorporated by reference into) each of the Registration Statement, the Prospectus and the Disclosure Package present fairly, in all material respects, the financial position of the

Company and the Subsidiaries as of the dates indicated and the results of operations, changes in financial position, stockholders’ equity and cash flows of the Company for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved and in accordance with Regulations S-X promulgated by the Commission. The financial statement schedules included in (or incorporated by reference into) the Registration Statement and the amounts in both the Prospectus and the Disclosure Package under the captions “Selected Financial Data” and “Prospectus Supplement Summary-Recent Developments” present fairly in all material respects the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. Any pro forma financial statements of the Company, and the related notes thereto, included in (or incorporated by reference into) each of the Registration Statement, the Prospectus and the Disclosure Package present fairly in all material respects the information shown therein, comply as to form in all material respects with the Commission’s rules and guidelines with respect to pro forma financial statements and the adjustments used therein are appropriate to give effect to the transactions contemplated thereby.

(u) BDO Seidman, LLP, whose reports on the audited financial statements of the Company and the Subsidiaries are filed with the Commission as part of each of the Registration Statement, the Prospectus and the Disclosure Package or are incorporated by reference therein is and was, to the Company’s knowledge, during the periods covered by its reports, independent public accountants as required by the Securities Act and the Securities Act Regulations and are registered with the Public Company Accounting Oversight Board.

(v) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Prospectus and the Disclosure Package, and except as may be otherwise stated in such documents, there has not been (i) any material adverse change in the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any transaction, which is material to the Company and the Subsidiaries taken as a whole, contemplated or entered into by the Company or any of the Subsidiaries which is outside the ordinary course of the Company’s or Subsidiaries’ business, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole and which is outside the ordinary course of the Company’s or Subsidiaries’ business or (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(w) The Shares conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Disclosure Package.

(x) Other than registration rights (i) granted to FBR Asset Investment Corporation pursuant to the Purchase Agreement, dated December 20, 2001 or (ii) disclosed in both the Disclosure Package and the Prospectus or incorporated by reference therein, there are no persons with registration or other similar rights to have any equity securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

(y) The Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the articles or certificate of incorporation or by-laws or operating agreement, as the case may be, of the Company or any of the Subsidiaries, under any agreement to which the Company or any of the Subsidiaries is a party.

(z) The Company has applied for listing of the Shares on the New York Stock Exchange (the “NYSE”); the Company has taken and will take all necessary actions to ensure that, upon and at all times after the NYSE shall have approved the Shares for listing, the Company will be in compliance with all applicable corporate governance requirements set forth in the NYSE’s listing standards that are then in effect and is taking such steps as are necessary to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the NYSE’s listing standards not currently in effect upon the effectiveness of such requirements.

(aa) The Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(bb) Neither the Company nor any of its affiliates, except for affiliates of the Company who are associated or affiliated with Syndicated Capital, Inc., (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the rules and regulations thereunder (the “Exchange Act Regulations”), or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the NASD) any member firm of the NASD.

(cc) Any certificate signed by any officer of the Company or any Subsidiary delivered to the Representative or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

(dd) The form of certificate used to evidence the Preferred Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the articles of incorporation and by-laws of the Company and the requirements of the NYSE.

(ee) The Company and the Subsidiaries have good title to all personal property owned by it, free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in both the Prospectus and the Disclosure Package or such as do not materially and adversely affect the value of such property and do not materially interfere with the use made of such property by the Company and the Subsidiaries, taken as a whole. Any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in both the Prospectus and the Disclosure Package or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or any Subsidiary, taken as a whole.

(ff) The Company and each of the Subsidiaries owns, possesses or can acquire on reasonable terms adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”) necessary to entitle the Company and each Subsidiary to conduct its business as described in both the Prospectus and the Disclosure Package, and neither the Company nor any Subsidiary has received written notice of infringement of or conflict with asserted rights of others with respect to any Intangibles which could materially and adversely affect the business, properties, assets, results of operations or condition (financial or otherwise) of the Company or any Subsidiary taken as a whole.

(gg) The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(hh) The Company and the Subsidiaries have filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid or will pay on a timely basis all taxes shown as due thereon. No tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against it, which if determined adversely to it could materially adversely affect its business, properties, assets, results of operations or condition (financial or otherwise). All tax liabilities are adequately provided for on the respective books of the Company.

(ii) Each of the Company and the Subsidiaries maintain respective insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for its business and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

(jj) Neither the Company nor any of the Subsidiaries has, to its knowledge, violated, or received written notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Company or any of the Subsidiaries, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, the violation of any of which would be reasonably likely to have a material adverse effect on the business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole.

(kk) Neither the Company nor any of the Subsidiaries nor any executive officer or director purporting to act on behalf of the Company or any of the Subsidiaries, has at any time, (i) made any unlawful contributions to any candidate for political office, or failed to disclose fully any such contributions, or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law.

(ll) Except as otherwise disclosed in both the Prospectus and the Disclosure Package, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them.

(mm) All securities issued by the Company or any of the Subsidiaries have been issued and sold in material compliance with (i) all applicable federal and state securities laws, (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity and, (iii) to the extent applicable to the issuing entity, the requirements of the NYSE.

(nn) In connection with this offering, the Company has not offered and will not offer its Preferred Stock or any other securities convertible into or exchangeable or exercisable for Preferred Stock in a manner in violation of the Securities Act.

(oo) The Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated, other than pursuant to this Agreement.

(pp) The Company is, and if operated in the manner described in the Prospectus shall remain, qualified as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended through the date hereof (the “Code”), and intends to operate in a manner so as to continue to remain so qualified.

(qq) The Company has retained BDO Seidman, LLP as its qualified accountants and qualified tax experts, and BDO Seidman, LLP (i) periodically tests procedures and conduct annual compliance reviews designed to determine compliance with the REIT provisions of the Code and (ii) assists the Company in monitoring what it believes are appropriate accounting systems and procedures designed to determine compliance with the REIT provisions of the Code.

(rr) Neither the Company nor any of the Subsidiaries is, and, after giving effect to the offering and sale of the Shares, will not be an “investment company”, or an entity “controlled” by an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ss) There has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any effective applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 302 and 906 relating to certifications.

(tt) The Company has established, maintained and evaluated “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are believed to be effective to perform the functions for which they were established. The Company’s auditors have been advised of: (i) any significant deficiencies and material weaknesses known to management in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, known to management that involves management or other employees who have a role in the Company’s internal controls over financial reporting. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal controls over financial reporting that have materially affected or are reasonably likely to materially affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

4. Certain Covenants. The Company hereby agrees with each Underwriter that:

(a) The Company will furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Representative may designate and to maintain such qualifications in effect as long as required for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares).

(b) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, when such post-effective amendment has become effective.

(c) The Company will prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act by not later than 10:00 a.m. (New York City time) on the second business day following the execution and delivery of this Agreement, and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the second business day following the execution and delivery of this Agreement) to the Underwriters as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(d) The Company will advise the Representative promptly and (if requested by the Representative) to confirm such advice in writing when any post-effective amendment to the Registration Statement becomes effective under the Securities Act Regulations.

(e) The Company will furnish a copy of each proposed Free Writing Prospectus to the Representative and counsel for the Underwriters and obtain the consent of the Representative (which consent may not be unreasonably withheld) prior to referring to, using or filing with the Commission any Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act, other than the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto.

(f) The Company will comply with the requirements of Rules 164 and 433 of the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legending and record keeping, as applicable.

(g) The Company will advise the Representative promptly of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening in writing of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Representative promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to file no such amendment or supplement to which the Representative shall reasonably object in writing.

(h) The Company will furnish to the Underwriters at the request of the Representative, for a period of two years from the date of this Agreement (i) as soon as reasonably practicable, copies of all annual, quarterly and current reports or other communications supplied to holders of shares of Preferred Stock, (ii) as soon as reasonably practicable after the filing thereof, copies of all reports filed by the Company with the Commission, the NASD or any securities exchange and (iii) such other information as the Underwriters may reasonably request regarding the Company and the Subsidiaries; provided, however, any information that is deemed by the Company to be confidential will be subject to the execution and delivery of non-disclosure agreements in favor of the Company.

(i) The Company will advise the Representative promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares (whether physically or in compliance with Rule 172 under the Securities Act Regulations or similar rule) is required to be delivered under the Securities Act Regulations which, in the judgment of the Company or in the reasonable opinion of the Representative or counsel for the Underwriters, (i) would require the making of any change in the Prospectus or the Disclosure Package then being used so that the Prospectus or the Disclosure Package would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) as a result of which any Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares or (iii) if it is necessary at any time to amend or supplement the Prospectus or the Disclosure Package to comply with the Securities Act and the Securities Act Regulations and, during such time, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when it (whether physically or in compliance with Rule 172 under the Securities Act Regulations or similar rule) is so delivered, be misleading or, in the case of any Issuer Free Writing Prospectus, conflict with the information contained in the Registration Statement, or so that the Prospectus or the Disclosure Package will comply with the law and to furnish to the Underwriters a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission.

(j) The Company will furnish promptly to the Representative, upon request, a signed copy of the Registration Statement, as initially filed with the Commission, and all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representative may reasonably request.

(k) The Company will furnish to the Representative, not less than two business days before filing with the Commission subsequent to the effective date of the Prospectus and during the period referred to in paragraph (i) above, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(l) The Company will apply the net proceeds of the sale of the Shares in accordance with its statements under the caption “Use of Proceeds” in the Prospectus.

(m) The Company will make generally available to its security holders as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of 12 months beginning after the effective date of the Registration Statement.

(n) The Company will use its best efforts to effect and maintain the quotation of the Shares on the NYSE and to file with such exchange all documents and notices required by such exchange of companies that have securities that are traded thereon.

(o) The Company will engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(p) The Company will use its best efforts to meet the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Code.

(q) The Company will conduct its affairs in such a manner so as to reasonably ensure that the Company will not be an “investment company” or an entity “controlled” by an investment company within the meaning of the Investment Company Act.

(r) The Company will refrain, during a period of 30 days from the date of this Agreement, without the prior written consent of Friedman, Billings, Ramsey & Co., Inc. (“FBR”), from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, directly or indirectly, any share of Preferred Stock or any securities convertible into or exercisable or exchangeable for Preferred Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Preferred Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Preferred Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Shares to be sold hereunder.

(s) The Company will not itself, and will use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.

(t) If, at any time during the 30-day period after the date of this Agreement, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in the reasonable opinion of the Representative the market price of the Preferred Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Representative advising the Company to the effect set forth above, to forthwith prepare, consult with the Representative concerning the substance of, and disseminate a press release or other public statement, responding to or commenting on such rumor, publication or event.

(u) The Company will actively take reasonable steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act and rules and regulations promulgated thereunder upon the effectiveness of such provisions.

5. Payment of Expenses.

(a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws that the Company and the Representative have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) filing for review of the public offering of the Shares by the NASD (including the legal fees and filing fees and other disbursements of counsel for the Underwriters relating thereto), (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the inclusion of the Shares for quotation on the NYSE, (viii) making road show presentations with respect to the offering of the Shares, (ix) preparing and distributing bound volumes of transaction documents for the Representative and its legal counsel, and (x) the performance of the Company’s other obligations hereunder. Upon the request of the Representative, the Company will provide funds in advance for filing fees.

(b) The Company agrees to reimburse the Representative for its reasonable out-of-pocket expenses in connection with the performance of its activities under this Agreement, including, but not limited to, costs such as printing, facsimile, courier service, direct computer expenses, accommodations and travel, but excluding the fees and expenses of the Underwriters’ outside legal counsel and any other advisors, accountants, appraisers, etc. (other than the fees and expenses of counsel with respect to state securities or blue sky laws (which shall not exceed $5,000) and obtaining the filing for review of the public offering of the Shares by the NASD, all of which shall be reimbursed by the Company pursuant to the provisions of subsection (a) above).

6. Conditions of the Underwriters’ Obligations. The obligations of the Underwriters hereunder to purchase Shares at the Closing Time or on each Option Closing Time, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company in all material respects on the date hereof and at the Closing Time and on each Option Closing Time, as applicable, the performance by the Company of its obligations hereunder in all material respects and to the satisfaction of the following further conditions at the Closing Time or on each Option Closing Time, as applicable:

(a) The Representative shall have received, dated as of the Closing Time and on each Option Closing Time, an opinion of Manatt, Phelps & Phillips, LLP (which may rely upon the opinion of DLA Piper US LLP to the extent any opinion thereunder pertains to

Maryland law) and DLA Piper US LLP, as counsel for the Company and the Subsidiaries, addressed to the Underwriters in substantially the forms attached hereto as Exhibit A.

(b) The Representative shall have received signed copies of opinions addressed to the Company from DLA Piper US LLP substantially in the form of Exhibit 5.1 to the Registration Statement.

(c) On the date of this Agreement and at the Closing Time and each Option Closing Time (if applicable), The Representative shall have received from BDO Seidman, LLP letters dated, respectively, as of the date of this Agreement, the Closing Time and each Option Closing Time, as the case may be, addressed to the Representative, in form and substance satisfactory to the Representative, relating to the financial statements, including any pro forma financial statements, of the Company and the Subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, and such other matters customarily covered by comfort letters issued in connection with registered public offerings; provided, that the letters delivered at the Closing Time and each Option Closing Time (if applicable) shall use a “cut-off” date no more than three business days prior to such Closing Time or such Option Closing Time, as the case may be.

(d) The Representative shall have received at the Closing Time and on each Option Closing Time the favorable opinion of Morrison & Foerster LLP, dated the Closing Time or such Option Closing Time, addressed to the Representative and in form and substance satisfactory to the Representative.

(e) No amendment or supplement to the Registration Statement, the Prospectus or any document in the Disclosure Package shall have been filed to which the Underwriters shall have objected in writing.

(f) Prior to the Closing Time and each Option Closing Time (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Prospectus or any document in the Disclosure Package shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and, in any such instance, not been waived by the Commission; and (ii) neither the Prospectus nor the Disclosure Package shall contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such rule.

(h) Between the time of execution of this Agreement and the Closing Time or the relevant Option Closing Time (i) no material and adverse change in the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole shall occur or become known (whether or not arising in the ordinary course of business), and (ii) no transaction which is material and adverse to the Company shall have been entered into by the Company or any of the Subsidiaries.

(i) The Shares shall have been approved for inclusion in the NYSE.

(j) If the issuance and sale of the Initial Shares and/or Option Shares to the Underwriters will result in the Underwriters individually or in the aggregate exceeding the Aggregate Stock Ownership Limit (as defined in the Amended Articles of Incorporation of the Company as of the date hereof) with respect to the Company’s capital stock, then, on or prior to the Closing Time, the Underwriters shall have received from the Company’s Board of Directors a waiver or exemption from the Aggregate Stock Ownership Limit with respect to the issuance and sale of such Shares, in form and substance reasonably satisfactory to the Underwriters (and the Underwriters acknowledge having received such a waiver with respect to Lloyd McAdams and certain of his family members).

(k) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements between the date of this Agreement and the Closing Time or the Option Closing Time, as applicable.

(l) The Company will, at the Closing Time and on each Option Closing Time, deliver to the Underwriters a certificate of its Chairman of the Board, President and Chief Executive Officer and its Vice President and Chief Financial Officer, to the effect that, to each of such officer’s knowledge, the representations and warranties of the Company set forth in this Agreement are true and correct in all material respects and the conditions set forth in paragraphs (f), (h) and (i) above have been satisfied, in each case as of such date.

(m) The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Prospectus and the Disclosure Package, and the performance by the Company of its covenants contained herein and therein, as of the Closing Time or any Option Closing Time as the Underwriters may reasonably request.

(n) The Company shall have performed its obligations under this Agreement as are to be performed by the terms hereof at or before the Closing Time or the relevant Option Closing Time.

7. Termination. The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the Closing Time or any Option Closing Time, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Disclosure Package, any material adverse change in or affecting the assets, business, operations, earnings, properties, condition (financial or otherwise) or management of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (iii) if there has occurred an outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Representative, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by the NYSE, or if trading generally on NYSE or on the Nasdaq Stock Market has been suspended (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by the NYSE or the NASD or the Nasdaq Stock Market or by order of the Commission or any other governmental authority, or (v) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in the reasonable opinion of the Representative materially adversely affects or will materially adversely affect the business or operations of the Company which, in the case of a prospective effect, cannot reasonably be expected to be remedied by the Company prior to the occurrence of such effect, or (vi) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of the Representative has a material adverse effect on the securities markets in the United States.

If the Representative elects to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments. If any Underwriter shall default at the Closing Time or on any Option Closing Time in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representative shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters satisfactory to the Company, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”). Absent the completion of such arrangements within such 36 hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representative may terminate this Agreement by notice to the Company, without liability to any non-defaulting Underwriter except as set forth in Section 9 (provided that if such default occurs with respect to the Initial Shares after the Closing Time, this Agreement will not terminate as to the Initial Shares or any Option Shares purchased prior to such termination).

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representative with the approval of the Company or selected by the Company with the approval of the Representative).

If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Option Closing Time for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the like effect as, if such substituted Underwriter had originally been named in this Agreement.

9. Indemnity and Contribution by the Company and the Underwriters.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of the Securities Act, and the respective directors, officers, employees and agents of each Underwriter, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any breach of any representation, warranty or covenant of the Company contained herein, (ii) any failure on the part of the Company to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commissions, or the Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include the Base Prospectus, any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), (iv) any omission or alleged omission to state a material fact required to be stated in such Registration Statement or necessary to make the statements made therein not misleading or (v) any omission or alleged omission from any Issuer Free Writing Prospectus or Prospectus necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except in the case of (ii), (iii), (iv) and (v) above only insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use in such Registration Statement or such Prospectus.

(b) If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to subsection (a) above, such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel of its choosing and payment of expenses, provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired or otherwise prejudiced by such failure or delay, and after notice from the Company to such indemnified party of its election so to assume the defense thereof, the Company will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of such action by such indemnified party or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there exists an actual and material conflict of interest between the interests of the Company and such indemnified party in connection with such action (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its prior written consent.

(c) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company’s directors and officers, and any person who controls the Company within the meaning of the Securities Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, or any such person may incur under the Securities Act, the Exchange Act or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representative to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), any Issuer Free Writing Prospectus or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement, any Issuer Free Writing Prospectus or the Prospectus or necessary to make such information (with respect to any Issuer Free Writing Prospectus or the Prospectus, in the light of the circumstances under which made) not misleading. The statements set forth (i) in the last paragraph on the cover page and (ii) under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company for purposes of Section 3(k), Section 3(l), Section 3(m) and Section 3 (n) and this Section 9.

(d) If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Representative in writing of the institution of such action and the Representative, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel of its choosing (who shall not, except with the reasonable consent of the Company, be counsel to the Representative or the Underwriters) and payment of expenses; provided, however, that any failure or delay to so notify the Representative, as applicable, will not relieve the Representative or the Underwriters, as applicable, of any obligation hereunder, except to the extent that their ability to defend is actually impaired or otherwise prejudiced by such failure or delay, and after notice from such Underwriter to such indemnified party of its election so to assume the defense thereof, such Underwriter will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action or the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of such action by such indemnified party or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there exists an actual and material conflict of interest between the interests of the Company and such indemnified party in connection with such action (in which case the Representative shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the prior written consent of the Representative.

(e) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless to an indemnified party under subsections (a), (b), (c) and (d) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as, the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action which is the subject of this subsection (e).

(f) Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

10. Survival. The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of the Securities Act, or by or on behalf of the Company, its directors and officers, or any person who controls the Company within the meaning of the Securities Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, Attention: Syndicate Department, with a copy to Morrison & Foerster LLP, 555 West Fifth Street, Suite 3500, Los Angeles, California 90013, Attention: Allen Z. Sussman, Esq.; if to the Company, shall be sufficient in all respects if delivered to Anworth Mortgage Asset Corporation, 1299 Ocean Avenue, #200, Santa Monica, California 90401, Attention: Lloyd McAdams, with a copy to Manatt, Phelps & Phillips, LLP, 11355 West Olympic Blvd., Los Angeles, California 90046, Attention: Mark J. Kelson, Esq.

12. Governing Law; Headings. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

14. Counterparts and Facsimile Signatures. This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Sections 9 and 10.

[Signatures on following page]

If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Underwriters.

Very truly yours,

ANWORTH MORTGAGE ASSET CORPORATION

			By:	/s/ Lloyd McAdams
				Name:	Lloyd McAdams
				Title:	President
Accepted and agreed to as of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:	/s/ James R. Kleeblatt
	Name:	James R. Kleeblatt
	Title:	Senior Managing Director

For itself and as Representative of the other
Underwriters named on Schedule I hereto.

Schedule I

ANWORTH MORTGAGE ASSET CORPORATION

Underwriter	Number of Initial Shares to be Purchased	Maximum Option Shares to be Purchased
Friedman, Billings, Ramsey & Co., Inc.	550,000	82,500
Stifel, Nicolaus & Company, Incorporated	300,000	45,000
Sterne, Agee & Leach, Inc.	150,000	22,500
Total	1,000,000	150,000

Schedule I

Schedule II

Issuer Free Writing Prospectus

Schedule II

EXHIBIT A

FORMS OF LEGAL OPINIONS OF COUNSEL TO COMPANY

EXHIBIT A